CALLAWAY GOLF COMPANY ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS

HIGHLIGHTS
•Company returns to its roots as a leading pure play golf equipment company after selling Jack Wolfskin and a 60% stake in the Topgolf businesses.
•Immediately following the close of the Topgolf transaction on January 1, 2026, the Company was in a net cash position with approximately $680 million cash and approximately $480 million in gross debt.
•Q4 and Full Year 2025 Net Revenue and Adjusted EBITDA both exceeded expectations.
•Initiated 2026 Revenue and Adjusted EBITDA Guidance of $1.98B to $2.05B and $170M to $195M, respectively.

CARLSBAD, CA /February 12, 2026/ Callaway Golf Company (the “Company,” “Callaway,” “we,” “our,” “us”) (NYSE: CALY) announced its financial results for the fourth quarter and full year ended December 31, 2025.

“We successfully completed our 2025 strategic initiatives, which were to return Callaway to a pure play golf equipment company and strengthen our balance sheet,” commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. “The sale of our Jack Wolfskin business and the sale of a 60% stake in our Topgolf business have simplified our portfolio, generated significant cash, eliminated our liability for any Topgolf venue financing and operating leases and allowed us to pay down $1 billion of term debt, leaving us in a net cash position and with future upside opportunity in Topgolf given our 40% remaining stake. With the support of our Board, we intend to use this cash to pay off our convertible debt and begin returning capital to our shareholders via the $200 million share repurchase program we announced in January. With these strategic initiatives behind us and the benefit of a strong balance sheet, we are now back to being a focused, pure-play golf company and a leader in innovation, performance, and craftsmanship across our premium golf equipment, apparel, and accessories businesses. This positioning, together with our renewed focus on driving margin expansion and free cash flow generation, will allow us to create long-term shareholder value.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and twelve months ended December 31, 2025 and 2024:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Net sales	$367.5	$371.4	$(3.9)	(1.1)%	$2,060.1	$2,077.7	$(17.6)	(0.8)%
Income (loss) from operations	(54.1)	(24.6)	(29.5)	119.9%	128.1	152.9	(24.8)	(16.2)%
Other expense, net	(6.1)	(7.1)	1.0	(14.1)%	(40.5)	(41.4)	0.9	(2.2)%
Income (loss) from continuing operations, before income taxes	(60.2)	(31.7)	(28.5)	89.9%	87.6	111.5	(23.9)	(21.4)%
Income tax provision (benefit)	5.8	62.2	(56.4)	(90.7)%	48.8	18.1	30.7	169.6%
Net income (loss) from continuing operations	$(66.0)	$(93.9)	$27.9	(29.7)%	$38.8	$93.4	$(54.6)	(58.5)%
Net earnings (loss) per common share from continuing operations - diluted	$(0.36)	$(0.51)	$0.15	(29.4)%	$0.21	$0.50	$(0.29)	(58.0)%
Weighted-average common shares outstanding - diluted	183.9	183.7	0.2	0.1%	185.7	199.3	(13.6)	(6.8)%

NON-GAAP RESULTS
Non-GAAP results (1) exclude certain non-cash and non-recurring adjustments as defined and (2) include certain adjustments to interest expense that were otherwise presented in discontinued operations, both as further explained in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended December 31,					Twelve Months Ended December 31,
	2025	2024	$ Change	% Change	Constant Currency vs. 2024(1)	2025	2024	$ Change	% Change	Constant Currency vs. 2024(1)
Net sales	$367.5	$371.4	$(3.9)	(1.1)%	(1.1)%	$2,060.1	$2,077.7	$(17.6)	(0.8)%	(0.9)%
Non-GAAP operating income (loss)	$(50.8)	$(22.4)	$(28.4)	126.8%	126.4%	$134.1	$161.3	$(27.2)	(16.9)%	(16.8)%
Non-GAAP net income (loss) from continuing operations	$(46.5)	$(100.0)	$53.5	(53.5)%		$38.4	$70.3	$(31.9)	(45.4)%
Non-GAAP earnings (loss) per common share from continuing operations - diluted	$(0.25)	$(0.54)	$0.29	(53.7)%		$0.21	$0.38	$(0.17)	(44.7)%
Non-GAAP Adjusted EBITDA from continuing operations	$(25.1)	$4.4	$(29.5)	n/m		$222.4	$261.2	$(38.8)	(14.9)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
FOURTH QUARTER 2025 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net sales from continuing operations of $367.5 million decreased 1% primarily due to lower sales of Golf Equipment due to fewer second half product launches this year relative to last year, partially offset by a $7 million increase in our soft goods segment. The better-than-expected consolidated results were driven by outperformance in both Golf Equipment and Apparel, Gear and Other (“Soft Goods”) segments.

Fourth quarter GAAP and non-GAAP gross margin declined approximately 220 basis points to 37.1% and 37.4%, respectively. The decline was due to a 340-basis point impact from incremental tariffs.

Fourth quarter GAAP operating expense of $190.4 million increased $20 million year-over-year, while non-GAAP operating expense of $188.2 million increased $19 million year-over-year. Both increases were driven by a $19 million increase in annual incentive compensation expense as the Company is lapping a reversal of that accrual in Q4 2024.

Net loss from continuing operations was $66.0 million on a GAAP basis and $46.5 million on a non-GAAP basis. Adjusted EBITDA from continuing operations was negative $25.1 million, representing a decrease of $29.5 million against the prior year period which was attributable to $12 million in incremental tariff expense and the $19 million increase in annual incentive compensation.

FULL YEAR 2025 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net sales from continuing operations of $2,060.1 million decreased 0.8% due to a decrease in the Soft Goods segment, impacted by a soft macro backdrop in the US and Asia, while Golf Equipment sales were approximately flat. These consolidated results were better than expected in both segments.

Full year GAAP and non-GAAP gross margin declined approximately 60 basis points to 42.1% and 42.2%, respectively. The declines were due to a 166-basis point negative impact from $34 million of additional tariff expense. The Company’s Golf Equipment gross margin actually increased 10 basis points and would have increased 189 points without the incremental tariffs.

Full year GAAP operating expense increased less than 1%, while non-GAAP operating expense increased just over 1%. The increased expense was due to normal inflationary pressures year over year and an increase in annual incentive compensation expense, both of which were mostly offset by the Company’s cost-savings initiatives.

Net income from continuing operations was $38.8 million on a GAAP basis and $38.4 million on a non-GAAP basis. Adjusted EBITDA from continuing operations was $222.4 million, which represented a decrease of $38.8 million. The decrease in Adjusted EBITDA was better than expected and is attributable to $34 million in incremental tariff expense as well as a $35 million increase in annual incentive compensation, partially offset by cost savings and some select price increases.
SEGMENT RESULTS
SEGMENT NET SALES
The table below provides net sales by segment for the periods presented:

(in millions, except percentages)	Three Months Ended December 31,			Constant Currency vs. 2024(1)	Twelve Months Ended December 31,			Constant Currency vs. 2024(1)
	2025	2024	% Change	% Change	2025	2024	% Change	% Change
Golf Equipment	$213.9	$224.9	(4.9)%	(5.1)%	$1,375.1	$1,382.7	(0.5)%	(0.7)%
Apparel, Gear and Other	153.6	146.5	4.8%	5.1%	685.0	695.0	(1.4)%	(1.2)%
Net Sales	$367.5	$371.4	(1.1)%	(1.1)%	$2,060.1	$2,077.7	(0.8)%	(0.9)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the periods presented:

(in millions, except percentages)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	Change		2025	2024	Change
Golf Equipment	$(31.2)	$(2.8)	n/m		$170.1	$183.7	(7.4)%
% of segment net sales	(14.6)%	(1.2)%	(1,340)	bps	12.4%	13.3%	(90)	bps
Apparel, Gear and Other	9.4	9.0	4.4%		87.8	99.5	(11.8)%
% of segment net sales	6.1%	6.1%	—	bps	12.8%	14.3%	(150)	bps
Total Segment Operating Income (loss)	$(21.8)	$6.2	n/m		$257.9	$283.2	(8.9)%
% of total segment net sales	(5.9)%	1.7%	(760)	bps	12.5%	13.6%	(110)	bps
Constant Currency Total Segment Operating Income			n/m				(8.9)%
The following is a reconciliation on a GAAP basis of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2025	2024	$ Change	2025	2024	$ Change
Total Segment operating income (loss):	$(21.8)	$6.2	$(28.0)	$257.9	$283.2	$(25.3)
Non-recurring expenses (1)	(3.3)	(2.2)	(1.1)	(6.0)	(8.4)	2.4
Corporate costs and expenses (2)	(29.0)	(28.6)	(0.4)	(123.8)	(121.9)	(1.9)
Income (loss) from continuing operations	(54.1)	(24.6)	(29.5)	128.1	152.9	(24.8)
Interest expense, net	(15.6)	(14.7)	(0.9)	(60.6)	(63.0)	2.4
Other income, net	9.5	7.6	1.9	20.1	21.6	(1.5)
Income (loss) from continuing operations, before income taxes	$(60.2)	$(31.7)	$(28.5)	$87.6	$111.5	$(23.9)

(1) Includes certain non-recurring and non-cash items as described in the schedules to this release.
(2) Includes corporate general and administrative expenses not utilized by management in determining segment profitability.
POST-TRANSACTION LIQUIDITY HIGHLIGHTS
•Immediately following the $1 billion partial repayment of its term loan, as of January 2, 2026, the Company was in a net cash position with approximately $480 million in outstanding debt (which includes approximately $258 million in convertible notes and $166 million in term debt), and had unrestricted cash and cash equivalents of approximately $680 million.
•The Company plans to pay off its $258 million of convertible notes upon maturity in May of 2026.
•The Company expects to maintain a net cash to zero net leverage position through the year.

2026 OUTLOOK

2026 FULL YEAR OUTLOOK
(in millions, except where noted otherwise)

	2026 Current Estimate	2025 As Reported
Consolidated Net Sales	$1.98B to $2.05B	$2.06B
Adjusted EBITDA from Continuing Operations(1)	$170 to $195	$222

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

2026 FIRST QUARTER OUTLOOK
(in millions)
	Q1 2026 Estimate(1)	Q1 2025 As Reported
Consolidated Net Sales	$635 to $665	$630
Adjusted EBITDA from Continuing Operations(1)	$110 to $125	$125

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, February 12, 2026, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://ir.callawaygolf.com/news-and-events/presentations. Our earnings presentation will be available ahead of our call and will include additional details. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://ir.callawaygolf.com.

Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring, Non-cash and Interest Expense Adjustments. The Company provided information excluding certain non-cash amortization of acquired intangible assets, including customer and distributor relationships and acquired developed technology related to the Company’s acquisitions of TravisMathew and OGIO (together, the “Acquisitions”). While the amortization of acquired intangible assets is excluded from the calculation of non-GAAP net income, the revenue and operating costs associated with these acquired companies is reflected in non-GAAP net income calculations, as well as the acquired assets that contribute to revenue generation. For specific non-recurring adjustment items, please see the Supplemental Financial Information and Non-GAAP Reconciliation section of this release. Non-recurring adjustments include, among other things subtraction of costs related to a plan intended to optimize organizational efficiencies and decrease operating costs under the separate business structures that are anticipated after the separation of Topgolf (the “Transformation Plan”). Costs incurred related to Non-Recurring and Non-Cash Adjustments are excluded from the measurement of segment profitability for internal and external reporting purposes. In addition, we have added back to certain of our non-GAAP results interest expenses relating to debt incurred at the corporate level that are categorized under discontinued operations in order to burden continuing operations with the full impact of the Company’s total term debt.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA from Continuing Operations, a reconciliation to net income (loss) from continuing operations, the most closely comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact Adjusted EBITDA from Continuing Operations. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, interest expense, which varies based upon the amount of borrowing to fund the business, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from Adjusted EBITDA from Continuing Operations. The Company currently expects to continue to exclude these items in future disclosures of Adjusted EBITDA from Continuing Operations and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) first quarter and full year 2026 guidance (including net sales, Adjusted EBITDA from Continuing Operations and cash balances), strength and demand of the Company’s products and services, continued brand momentum, positioning of the Company’s brands to gain market share, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, completion of any share repurchases, including the timing and amount thereof, repayment of the convertible notes, return of capital to shareholders and positioning to create shareholder value, future liquidity, foreign currency effects and their impacts, tariff and tax rates and the effectiveness of mitigation efforts relating thereto, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn or economic recession; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products; any changes in U.S. or foreign trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry and economic conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company
Callaway Golf Company (NYSE: CALY), is a premium golf equipment, gear and apparel company with a portfolio of global brands, including Callaway Golf, Odyssey, TravisMathew, and OGIO. Through an unwavering commitment to innovation and premium craftsmanship, Callaway designs, manufactures, and sells high-performance golf clubs, golf balls, apparel, bags, and other accessories—setting the standard for performance in the game of golf. For more information, please visit https://ir.callawaygolf.com.

Investor Contact
Katina Metzidakis
invrelations@callawaygolf.com

CALLAWAY GOLF COMPANY
SELECT BALANCE SHEET INFORMATION FOR CONTINUING OPERATIONS
(In millions)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$903.2	$445.0
Accounts receivable, net	$123.2	$137.2
Inventories	$625.3	$628.2
Property, plant and equipment, net	$159.5	$175.9
Operating lease right-of-use assets, net	$173.5	$151.9
Goodwill and intangible assets, net	$842.2	$841.2

LIABILITIES
Accounts payable and accrued expenses	$296.2	$267.2
Accrued employee compensation and benefits	$84.9	$48.3
Long-term debt, current portion	$765.3	$14.6
Asset-based credit facilities	$44.7	$25.4
Operating lease liabilities, short-term	$22.9	$18.1
Deferred revenue	$21.5	$15.9
Long-term debt, net	$650.7	$1,414.3
Operating lease liabilities, long-term	$189.7	$164.5

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales	$367.5	$371.4	$2,060.1	$2,077.7
Cost of sales	231.2	225.3	1,192.5	1,190.7
Gross profit	136.3	146.1	867.6	887.0
Operating expenses:
Selling, general and administrative expense	172.1	155.5	674.0	670.0
Research and development expense	18.3	15.2	65.5	64.1
Total operating expenses	190.4	170.7	739.5	734.1
Income (loss) from continuing operations	(54.1)	(24.6)	128.1	152.9
Interest expense, net	(15.6)	(14.7)	(60.6)	(63.0)
Other income, net	9.5	7.6	20.1	21.6
Other expense, net	(6.1)	(7.1)	(40.5)	(41.4)
Income (loss) from continuing operations, before income taxes	(60.2)	(31.7)	87.6	111.5
Income tax provision (benefit)	5.8	62.2	48.8	18.1
Net income (loss) from continuing operations	$(66.0)	$(93.9)	$38.8	$93.4

Earnings (loss) per common share from continuing operations - basic:	$(0.36)	$(0.51)	$0.21	$0.51

Earnings (loss) per common share from continuing operations - diluted:	$(0.36)	$(0.51)	$0.21	$0.50

Weighted-average common shares outstanding:
Basic	183.9	183.7	183.7	183.7
Diluted	183.9	183.7	185.7	199.3

CALLAWAY GOLF COMPANY
CONSOLIDATED NET SALES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Sales by Category
	Three Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net sales:
Golf Clubs	$166.1	$178.8	$(12.7)	(7.1%)	(7.3%)
Golf Balls	47.8	46.1	1.7	3.7%	3.5%
Apparel	99.7	94.5	5.2	5.5%	6.1%
Gear, Accessories & Other	53.9	52.0	1.9	3.7%	3.1%
Total net sales	$367.5	$371.4	$(3.9)	(1.1%)	(1.1%)

(1) Calculated by applying 2024 exchange rates to 2025 reported net sales in regions outside the U.S.

	Net Sales by Region
	Three Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net sales:
United States	$244.2	$241.1	$3.1	1.3%	1.3%
Europe	29.8	27.2	2.6	9.6%	3.7%
Asia	74.0	79.6	(5.6)	(7.0%)	(5.4%)
Rest of world	19.5	23.5	(4.0)	(17.0%)	(16.6%)
Total net sales	$367.5	$371.4	$(3.9)	(1.1%)	(1.1%)

(1) Calculated by applying 2024 exchange rates to 2025 reported net sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net sales:
Golf Equipment	$213.9	$224.9	$(11.0)	(4.9%)	(5.1%)
Apparel, Gear and Other	153.6	146.5	7.1	4.8%	5.1%
Total net sales	$367.5	$371.4	$(3.9)	(1.1%)	(1.1%)

Segment operating income (loss):
Golf Equipment	$(31.2)	$(2.8)	$(28.4)	n/m
Apparel, Gear and Other	9.4	9.0	0.4	4.4%
Total segment operating income (loss)	(21.8)	6.2	(28.0)	n/m
Non-recurring items (2)	(3.3)	(2.2)	(1.1)	50.0%
Corporate costs and expenses (3)	(29.0)	(28.6)	(0.4)	1.4%
Total operating income (loss)	(54.1)	(24.6)	(29.5)	119.9%
Interest expense, net	(15.6)	(14.7)	(0.9)	6.1%
Other income, net	9.5	7.6	1.9	25.0%
Total income (loss) from continuing operations, before income taxes	$(60.2)	$(31.7)	$(28.5)	89.9%

(1) Calculated by applying 2024 exchange rates to 2025 reported net sales in regions outside the U.S.
(2) Includes certain non-recurring and non-cash items as described in the below schedules to this release.
(3) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. Corporate costs and expenses also includes adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

CALLAWAY GOLF COMPANY
CONSOLIDATED NET SALES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Sales by Category
	Twelve Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net sales:
Golf Clubs	$1,052.9	$1,060.9	$(8.0)	(0.8%)	(0.9%)
Golf Balls	322.2	321.8	0.4	0.1%	0.1%
Apparel	398.8	405.6	(6.8)	(1.7%)	(1.3%)
Gear, Accessories & Other	286.2	289.4	(3.2)	(1.1%)	(1.0%)
Total net sales	$2,060.1	$2,077.7	$(17.6)	(0.8%)	(0.9%)

(1) Calculated by applying 2024 exchange rates to 2025 reported net sales in regions outside the U.S.

	Net Sales by Region
	Twelve Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net sales:
United States	$1,363.3	$1,381.1	$(17.8)	(1.3%)	(1.3%)
Europe	203.8	182.1	21.7	11.9%	8.7%
Asia	363.1	379.1	(16.0)	(4.2%)	(3.7%)
Rest of world	129.9	135.4	(5.5)	(4.1%)	(1.7%)
Total net sales	$2,060.1	$2,077.7	$(17.6)	(0.8%)	(0.9%)

(1) Calculated by applying 2024 exchange rates to 2025 reported net sales in regions outside the U.S.

	Operating Segment Information
	Twelve Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net sales:
Golf Equipment	$1,375.1	$1,382.7	$(7.6)	(0.5%)	(0.7%)
Apparel, Gear and Other	685.0	695.0	(10.0)	(1.4%)	(1.2%)
Total net sales	$2,060.1	$2,077.7	$(17.6)	(0.8%)	(0.9%)

Segment operating income:
Golf Equipment	$170.1	$183.7	$(13.6)	(7.4)%
Apparel, Gear and Other	87.8	99.5	(11.7)	(11.8)%
Total segment operating income	257.9	283.2	(25.3)	(8.9)%
Non-recurring items (2)	(6.0)	(8.4)	2.4	(28.6)%
Corporate costs and expenses (3)	(123.8)	(121.9)	(1.9)	1.6%
Total operating income	128.1	152.9	(24.8)	(16.2)%
Interest expense, net	(60.6)	(63.0)	2.4	(3.8)%
Other (expense) income, net	20.1	21.6	(1.5)	(6.9)%
Total income (loss) from continuing operations, before income taxes	$87.6	$111.5	$(23.9)	(21.4)%

(1) Calculated by applying 2024 exchange rates to 2025 reported net sales in regions outside the U.S.
(2) Includes certain non-recurring and non-cash items as described in the below schedules to this release.
(3) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. Corporate costs and expenses also includes adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2025					2024
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance	Non-Recurring Items(1)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Net sales	$367.5	$—	$—	$—	$367.5	$371.4	$—	$—	$371.4
Cost of sales	231.2	—	—	1.1	230.1	225.3	—	1.0	224.3
Gross profit	$136.3	$—	$—	$(1.1)	$137.4	$146.1	$—	$(1.0)	$147.1
Gross Margin	37.1%				37.4%	39.3%			39.6%

(1) Non-recurring items from continuing operations includes $1.1 million of restructuring charges related to the Transformation Plan.
(2) Non-recurring items from continuing operations includes $1.0 million of costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions.

	Three Months Ended December 31,
	2025					2024
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance (3)	Interest Expense & Non-Recurring Items(1)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items(2)	Non- GAAP
Income (loss) from continuing operations	$(54.1)	$(0.2)	$—	$(3.1)	$(50.8)	$(24.6)	$(0.1)	$(2.1)	$(22.4)
Net income (loss) from continuing operations	$(66.0)	$(0.2)	$(24.0)	$4.7	$(46.5)	$(93.9)	$(0.1)	$6.2	$(100.0)

(1) Non-recurring items from continuing operations primarily include $3.7 million of restructuring charges related to the Transformation Plan. In addition, $9.3 million of term loan interest expense incurred at the corporate level and included as part of discontinued operations is reflected as part of continuing operations in order to show the full effect of consolidated interest expense.

(2) Non-recurring items from continuing operations primarily include $2.1 million of restructuring and reorganization charges related to the Transformation Plan. In addition, $10.2 million of term loan interest expense incurred at the corporate level and included in discontinued operations is reflected as part of continuing operations in order to show the full effect of consolidated interest expense.

(3) During the fourth quarter of fiscal year 2025, we established valuation allowances on certain U.S. deferred tax assets in both continuing and discontinued operations.

	Three Months Ended December 31,
	2025					2024
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance	Interest Expense & Non-Recurring Items	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items	Non- GAAP
Diluted earnings (loss) per share from continuing operations (1)	$(0.36)	$—	$(0.13)	$0.03	$(0.25)	$(0.51)	$—	$0.03	$(0.54)
Weighted-average shares outstanding - diluted	183.9	183.9	183.9	183.9	183.9	183.7	183.7	183.7	183.7
(1) When aggregated, earnings per share amounts may not add across due to rounding.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Twelve months ended December 31,
	2025					2024
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance	Non-Recurring Items(1)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Net sales	$2,060.1	$—	$—	$—	$2,060.1	$2,077.7	$—	$—	$2,077.7
Cost of sales	1,192.5	—	—	1.5	1,191.0	1,190.7	—	1.4	1,189.3
Gross profit	$867.6	$—	$—	$(1.5)	$869.1	$887.0	$—	$(1.4)	$888.4
Gross Margin	42.1%				42.2%	42.7%			42.8%

(1) Non-recurring items from continuing operations primarily includes $1.1 million of restructuring charges related to the Transformation Plan.
(2) Non-recurring items from continuing operations primarily includes $1.3 million of costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions.

	Twelve months ended December 31,
	2025					2024
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance (3)	Interest Expense & Non-Recurring Items(1)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items(2)	Non- GAAP
Income (loss) from continuing operations	$128.1	$(0.6)	$—	$(5.4)	$134.1	$152.9	$(0.6)	$(7.8)	$161.3
Net income (loss) from continuing operations	$38.8	$(0.5)	$(24.0)	$24.9	$38.4	$93.4	$(0.5)	$23.6	$70.3

(1) Non-recurring items from continuing operations primarily include $5.5 million of restructuring charges related to the Transformation Plan. In addition, $38.2 million of term loan interest expense incurred at the corporate level and included in discontinued operations is reflected as part of continuing operations in order to show the full effect of consolidated interest expense.

(2) Non-recurring items from continuing operations primarily include $4.7 million in charges related to our 2024 debt repricing, $1.2 million of restructuring and reorganization charges related to the Transformation Plan, $2.1 million in IT integration charges including costs associated with the implementation of a new cloud based HRM system, $1.4 million in IT costs related to a cybersecurity incident, and $1.3 million of costs incurred to centralize warehousing and distribution in connection with the sales of Jack Wolfskin and Topgolf which occurred in 2025. In addition, $43.5 million of term loan interest expense incurred at the corporate level and included in discontinued operations is reflected as part of continuing operations in order to show the full effect of consolidated interest expense.

(3) During the fourth quarter of fiscal year 2025, we established valuation allowances on certain U.S. deferred tax assets in both continuing and discontinued operations.

	Twelve months ended December 31,
	2025					2024
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance	Interest Expense & Non-Recurring Items	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items	Non- GAAP
Diluted earnings (loss) per share from continuing operations (1)	$0.21	$—	$(0.13)	$0.13	$0.21	$0.50	$—	$0.13	$0.38
Weighted-average shares outstanding - diluted	185.7	185.7	185.7	185.7	185.7	199.3	184.6	184.6	184.6

(1) When aggregated, earnings per share amounts may not add across due to rounding.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	2025 Trailing Twelve Month Adjusted EBITDA					2024 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2025	2025	2025	2025	Total	2024	2024	2024	2024	Total
Net income (loss) from continuing operations	$63.4	$45.5	$(4.1)	$(66.0)	$38.8	$56.9	$99.4	$31.0	$(93.9)	$93.4
Interest expense, net	14.9	15.3	14.8	15.6	60.6	17.3	15.9	15.1	14.7	63.0
Income tax provision (benefit)	27.2	13.1	2.7	5.8	48.8	8.5	(17.8)	(34.8)	62.2	18.1
Non-cash depreciation and amortization expense	11.7	11.2	10.8	10.4	44.1	10.6	10.9	11.3	11.8	44.6
Non-cash stock compensation and stock warrant expense, net	5.9	5.4	5.8	6.7	23.8	8.9	6.0	5.6	7.1	27.6
Non-cash lease amortization expense	0.6	0.6	0.3	0.1	1.6	0.6	0.6	0.4	0.4	2.0
Acquisitions & non-recurring items, before income taxes(1)	1.2	0.9	0.3	2.3	4.7	7.5	1.7	1.2	2.1	12.5
Adjusted EBITDA from continuing operations	$124.9	$92.0	$30.6	$(25.1)	$222.4	$110.3	$116.7	$29.8	$4.4	$261.2

(1) In 2025, amounts primarily include restructuring and reorganization charges related to the Transformation Plan. In 2024, amounts include charges related to the 2024 debt repricing, restructuring and reorganization charges related to the Transformation Plan, IT integration costs associated with the implementation of a new cloud based HRM system, IT costs related to a cybersecurity incident, and costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions.